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                                                                  EXIHIBIT 10.24



MCImetro Access Transmission Services, Inc.
1801 Pennsylvania Avenue W, Suite 616
Washington DC 20006

Adelphia Communications Corporation
Main at Water Street
Coudersport PA 16915
Attention:  Timothy J. Rigas


Gentlemen:

     This letter of understanding (the "Letter") dated April 10, 1998, is by and among Hyperion Telecommunications, Inc. a Delaware Corporation ("Hyperion"), MCI Metro Access Transmission Services, Inc., a Delaware Corporation ("MCI") and Adelphia Communications Corporation, a Delaware Corporation (together with its affiliates "Adelphia"). Unless otherwise indicated, all capitalized terms herewith have the meaning assigned to them in that certain Warrant Agreement (the "Warrant Agreement"), dated as of June 13, 1997 by and between Hyperion and MCI. Hyperion, MCI and Adelphia agree that the terms of this Letter shall be binding obligations upon the parties.

     On March 18, 1998, Hyperion filed a Form S-1 Equity Registration Statement (the "S-1") in connection with its Initial Public Offering ("IPO") of Class A Common Stock, a copy of which has been provided to MCI. It is currently expected that the gross proceeds from the sale of Class A Common Stock (the "IPO Stock") to the public in the IPO will be approximately $150 million (the "Primary Proceeds"), plus up to an additional $22.5 million if the underwriters exercise their over-allotment option (the "Over-allotment Proceeds"). Hyperion expects the red herring price range to be $14 to $16 per share after issuance of a 3.25 for 1 stock split to be issued in the form of a stock dividend just prior to the IPO closing date. In addition, in a private placement of Class A Common Stock to close on or about the date of the consummation of the IPO, Adelphia has agreed to purchase for total consideration currently expected to be approximately $104.5 million, (i) 3,875,556 shares of Class


MCImetro Access Transmission Services, Inc.
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Adelphia Communications Corporation
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A Common Stock of Hyperion in connection with the Adelphia Note Contribution (as defined in the S-1), currently estimated to be approximately $54.5 million at a price per share equal to the IPO Price, less the underwriters' discount, and
(ii) 3,555,556 shares of Class A Common Stock of Hyperion in connection with the Adelphia Share Purchase (as defined in the S-1), currently estimated to be approximately $50 million at a price per share equal to the IPO Price, less the underwriters' discount, (the shares of Class A Common Stock referred to in clauses (i) and (ii) together to be known as the "Adelphia Stock"). "IPO Price" shall have the same definition as clause (i) of the definition of Initial Public Offering Price in the Warrant Agreement.

     MCI and Hyperion are entering into this Letter to settle and resolve disagreements they have under the Warrant Agreement, and Adelphia is entering into this Letter to facilitate such settlement and resolution within the context of the IPO.

     In connection with the IPO, MCI has expressed a desire to sell, and Adelphia has expressed a willingness to purchase any and all Initial Warrants and all Additional Initial Warrants issued or issueable in accordance with the Warrant Agreement at a mutually agreeable price as set forth below. Accordingly, Hyperion, MCI and Adelphia each mutually agree to the following terms in settlement of the matters set forth herein, and as an amendment to the Warrant Agreement.

     In connection with and immediately upon consummation of the (i) sale of the IPO Stock relating to the Primary Proceeds (the "Primary Offering"), Hyperion agrees to issue to MCI Additional Initial Warrants representing 2.5641% of the IPO Stock shares sold in the Primary Offering in accordance with the terms set forth in the Warrant Agreement, and (ii) the sale of the IPO Stock relating to the Over-allotment Proceeds (the "Over-allotment Offering"), Hyperion agrees to issue to MCI Additional Initial Warrants representing 2.5641% of the IPO Stock shares sold in the Over-allotment Offering in accordance with and upon the terms set forth in the Warrant Agreement. In addition, in connection with and immediately upon the consummation of the Adelphia Note Contribution and the Adelphia Share Purchase (collectively, the "Adelphia Stock Purchase"), Hyperion agrees to issue to MCI Additional Initial Warrants representing 2.5641% of the Adelphia Stock shares in accordance with the terms set forth in the Warrant Agreement. Concurrently with the


MCImetro Access Transmission Services, Inc.
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Adelphia Communications Corporation
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issuances of the Additional Initial Warrants relating to the Primary Offering and relating to the Adelphia Stock Purchase, MCI shall sell to Adelphia and Adelphia shall purchase from MCI all of its Initial Warrants and such Additional Initial Warrants at a price (the "Warrant Purchase Price") equal to the number of Class A Common Shares issueable under said Warrants times the IPO Price minus the underwriting discount of no more than 6.25% thereon, less the adjusted aggregate strike price of said Warrants as calculated in accordance with the Warrant Agreement (the "Adelphia Warrant Purchase"). In addition, concurrently with the issuance of the Additional Initial Warrants relating to the Over-allotment Offering, MCI shall sell and Adelphia shall purchase from MCI all such Additional Initial Warrants at a price equal to the Warrant Purchase Price (the "Additional Adelphia Warrant Purchase").

     Furthermore, concurrent with the Adelphia Warrant Purchase, Hyperion agrees to pay to Adelphia, in consideration of the obligations undertaken by Adelphia to facilitate the agreements between MCI and Hyperion hereunder, (A) a fee of $500,000 and (B) a warrant (the "Adelphia Warrant") which expires three years from its issuance, to purchase 200,000 shares of Class A Common Stock at an exercise price equal to the IPO Price. In addition, Hyperion acknowledges and agrees that upon exercise of the Adelphia Warrant, Hyperion shall issue to MCI Adjustment Warrants in accordance with the terms set forth in the Warrant Agreement.

     Hyperion, MCI and Adelphia agree that the transaction described above represents the entire transaction as it relates to the warrant issuances required by the Warrant Agreement in connection with the equity issuances described herein, and Hyperion shall not be obligated to issue any other Warrants under the Warrant Agreement to MCI or Adelphia as a result of the IPO, the Adelphia Note Contribution or the Adelphia Share Purchase. The issuance of the Warrants to MCI and Adelphia, the Adelphia Warrant Purchase and the Additional Adelphia Warrant Purchase and related transactions described herein shall be conditioned upon, and shall become effective simultaneously with, the closing of the IPO, and shall be subject to the execution of definitive documentation reflecting the foregoing with customary representations and warranties. MCI and Adelphia each mutually agree
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MCImetro Access Transmission Services, Inc.
Adelphia Communications Corporation
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that, except as expressly set forth herein, the terms and conditions of the
Warrant Agreement, including the obligation of Hyperion to issue Adjustment Warrants and Performance Warrants, shall remain in full force and effect.

                                       Yours truly,

                                       Hyperion Telecommunications, Inc.



                                       By:  /s/ Michael J. Rigas
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Intending to be legally bound hereby,
agreed to and accepted:

MCImetro Access Transmission Services, Inc.



By:  /s/ Nate Davis
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Adelphia Communications Corporation



By:  /s/ Michael J. Rigas
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